CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-227733) of Mercantil Bank Holding Corporation of our report dated April 1, 2019 relating to the financial statements, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Fort Lauderdale, Florida April 1, 2019